Exhibit 10.3.4

                                  Regions Bank


Floor Plan Financing Agreement                             _____________________
                                                           Tax I. D. Number

Borrower's Name
Apple Homes Corp. and E. Samuel Evans
-------------------------------------

Address
3633 Wheeler Road, Suite 140, Augusta, GA 30909
-----------------------------------------------

Aggregate amount of line of credit   Date of Agreement        Place of Agreement
$100,000.00                              10/23/98                Thomson, GA
-----------                              --------                -----------

Your line of credit. You've received a line of credit from us in the aggregate amount shown. Under the conditions stated below, we will advance money to you, or on your behalf, up to the amount of your line of credit. In return, you promise to perform all of your obligations under this agreement and to pay to our order the amount of all advances we have made, plus interest and other charges due under this agreement.

In this agreement, we, us, and our mean the bank named above. You and your mean the Borrower. This Agreement means the Floor Plan Financing Agreement.

Payments by you. You agree to make monthly payments to us of all accrued interest, beginning 12/1, 1998 and on the same day of each month thereafter. If your payment is due on the 29th, 30th, or 31st of a month that does not have that many days, then your payment will be due on the last day of that month. You also agree to make principal payments as described below. If we request, you agree to sign, at any time, a promissory note payable to our order for the amount outstanding under your line of credit.

Purpose of line of credit. You have obtained this line of credit in order to finance your purchase of goods for resale at retail. These goods are described below:

Allocation of line of credit. Your line of credit is allocated as follows:

                                             Supplier          Available Credit

[ ]  Advances for new goods requested  ___________________   ___________________
     through ACH. If checked, we will  ___________________   ___________________
     make advances to the supplier or  ___________________   ___________________
     suppliers shown below.

     We may make advances to this supplier or suppliers, or any other persons whom they designate, when we receive electronic requests through the Automated Clearing House (ACH) from a supplier of goods delivered or sold to you. The amount of the advance that we make on your behalf to the supplier will be for the amount indicated on the electronic payment request. You agree that we may, at our option, make these advances even though the electronic payment requests are not accompanied or preceded by the original invoices. We are not obligated to accept and pay any electronic payment request when the amount you owe us, including interest, exceeds the available credit for the supplier as stated in this paragraph, or, if no limits are stated, the aggregate amount of your line of credit less the amount of credit available, if any, for your purchase of goods for which advances are not requested by draft but are requested directly by you.

[ ]  Advances for new goods requested  ___________________   ___________________
     by draft.  If  checked, we  will  ___________________   ___________________
     make advances to the supplier or  ___________________   ___________________
     suppliers shown at the right.     ___________________   ___________________

                                                         Exhibit 10.3.4 (Page 2)

We may make advances to these supplier or suppliers, or any other person whom they designate, when we receive sight or cash drafts from a supplier for goods delivered or sold to you. We need not make any advance unless the drafts are accompanied by the original invoices for the goods. The amount of the advance that we make on your behalf to the supplier will be for the amount of the invoice. You agree that we may, at our option, make these advances even though the drafts are not accompanied by the original invoices. We are not obligated to accept and pay any draft when the amount you owe us, including interest, exceeds the available credit for the supplier as stated in this paragraph, or, if no limits are stated, the aggregate amount of your line of credit less the amount of credit available, if any, for your purchase of used goods and new goods for which advances are not requested by draft but are requested directly by you.

[X] Advances for new goods not requested by draft. If checked, we will make advances up to an aggregate amount of $___________________________ for the amount of your purchase price of new goods, when requested directly by you and accompanied by the bill of sale and other evidence of your ownership (such as a certificate of title for a vehicle), satisfactory to us, for the goods purchased. At our option, you may supply us with copies of these documents. If no figure is listed above, the credit limit under this section is the aggregate amount of your line of credit, less the amount of credit available, if any, for your purchase of used goods and new goods for which advances are requested by draft.

[X] Advances for used goods. If checked, we will make advances for your purchase of used goods as described below under "Advances for used goods." The amount of available credit for the purchase of used goods is limited to $______________________. (If no figure is listed, the credit limit is the aggregate amount of your line of credit less the amount of credit available, if any, for your purchase of new goods.)

Interest. You agree to pay us interest on the amount of the outstanding balance that you owe us. Interest on your debt is calculated every day on the basis of 1/365th of your annual interest rate then in effect.

Your interest rate. For advances for new goods, your interest rate is equal to the Commercial Base Rate plus 1.1 percentage points. For advances for used goods, your interest rate is equal to the Commercial Base Rate plus 1. 1 percentage points. Your interest rate is dependent upon the Commercial Base Rate announced by Regions Financial Corp. When the Commercial Base Rate changes, your rate will increase or decrease correspondingly. Your rate may change each day the Commercial Base Rate changes.

JURY WAIVER AND ARBITRATION. You and we irrevocably waive all right to trial by jury in any court in any action: (a) we bring to collect amounts owed us under this Agreement; (b) alleging that (I) we have breached this Agreement or any agreement modified by this Agreement, (II) we have breached any other agreement, express or implied, (III) we or any of our officers, employees, or agents have acted wrongfully, negligently, or otherwise tortuously with respect to you; or
(c) between the parties. This waiver of trial by jury does not waive your or our right to bring a lawsuit that a judge, without a jury, would decide.

To the extent that any court of competent jurisdiction determines that such jury waiver is inapplicable or unenforceable with respect to any claim or dispute, such claim or dispute shall be submitted to and settled by final and binding arbitration under the Federal Arbitration Act or other applicable law pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such proceeding shall be held before a single arbitrator who is an active attorney or retired judge. The party against which the decision is rendered shall pay the costs and reasonable attorney's fees of the prevailing party for any such proceeding.

Signatures. You agree that you sign this agreement, under seal, and you agree to all the terms of this agreement. You also acknowledge that we've given you a completed copy of this agreement.

CAUTION-IT IS IMPORTANT  THAT YOU THOROUGHLY  READ THE CONTRACT  BEFORE YOU SIGN
IT.

                                               Borrower: Apple Homes Corporation
REGIONS BANK

By: /s/ Renee E. Wright                        By: /s/ E. Samuel Evans
-----------------------                        -----------------------

Its: Loan Officer                              Its: President

                                                         Exhibit 10.3.4 (Page 3)

Advances for new goods not requested by draft. If your line of credit applies to the purchase of new goods for which advances are not requested by draft, we may make advances for these purchases when you directly request an advance by supplying us with the bill of sale and other evidence of your ownership (such as certificate of title for a vehicle), free and clear of all liens and encumbrances, satisfactory to us, for the goods purchased. At our option, you may supply us with copies of these documents. We will make an advance for the amount of your purchase price.

Advances for used goods. If your line of credit applies to the purchase of used goods, we will make advances for your purchase of used goods. We will make these advances under the following conditions:

     1. You agree to request an advance by supplying us with the bill of sale and other evidence of your ownership (such as certificate of title for a vehicle), satisfactory to us, for the goods being purchased. At our option, you may supply us with copies of these documents.

     2. We are not obligated to make advances for more than 80 percent of the trade-in value of the goods as determined by the NADA publication for the month in which such advance is requested, if the goods are vehicles, or that percentage of your purchase price, if the goods are not vehicles.

     3. If the goods are used vehicles, the vehicles cannot be used as demonstrators and must fall within the following model years _________
          ______________________________________________________________________

Reduction of outstanding debt. You agree to pay us immediately the amount we have advanced on your line of credit for the purchase of goods when you have sold those goods.

     New goods. If you have not sold new goods within 90 days of the date we made an advance for the purchase of those goods, you agree to make an immediate principal payment of 10 percent of the amount of the advance, due and payable by _______. You agree to make additional principal payments of 10 percent of the amount of the advance every 90 days thereafter until the goods are sold. If the goods have not been sold within ______ of the date we made an advance for the purchase of those goods, you agree to pay us immediately in full the balance you owe on that advance.

     Used goods. If you have not sold used goods within 90 days of the date we made an advance for the purchase of those goods, you agree to make an immediate principal payment of 10 percent of the amount of the advance, due and payable by______. You agree to make additional principal payments of 10 percent of the amount of the advance every 90 days thereafter until the goods are sold. If the goods have not been sold within 360 days of the date we made an advance for the purchase of those goods, you agree to pay us immediately in full the balance that you owe on that advance.

Security for your line of credit. As security for all of your indebtedness to us under this agreement and for all of your other present or future indebtedness to us, including indirect and contingent obligations, you grant us a security interest in all present and future vehicles, whether new or used, however acquired, whether or not obtained through an advance made to you or on your behalf as provided under this agreement, together with all additions and accessions to the vehicles, including, but not limited to, the following property:





In addition, you grant us a security interest in all documents relating to those vehicles and goods; any after-acquired similar property; all proceeds of the property, including chattel paper; any returned or unearned premiums on the property; any deposit now or in the future held by us in which you have an interest; and any property, or a consumer's household goods, securing any other loans with us. Any other security agreement that you have entered with us will continue to be in effect. Any prior security interest that you have granted to us will continue to be in effect.

                                                        Exhibit 10.3.4. (Page 4)

Your obligations regarding the security. You agree to keep the property securing this line of credit free and clear of any debt, lien, security interest, encumbrance or claim, except those stated below. You represent that the only debts, liens, security interests, encumbrances or claims on the property are these:

--------------------------------------------------------------------------------

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Your Corporate Resolution. You agree, before requesting your initial advance and as a condition to our issuing such advance, to provide us with a corporate resolution duly signed by a person or persons with appropriate authority evidencing the authority of your officers or agents to request advances or otherwise transact business with us in connection with this agreement. If you are a corporation, such corporate resolution must be signed by your secretary or assistant secretary, include duly adopted resolutions of your Board of Directors so authorizing such officers and certify that each such officer holds the office beside his or her name.

Previous agreements. If you have an existing floor plan line of credit agreement with us that has an outstanding balance, that agreement will contiue in effect until you have paid all sums that you owe us under that agreement for advances, interest, and other charges. The available amount of credit that you have under this agreement will be reduced by the amount of your outstanding balance under the earlier agreement.

Documents from you. You agree to supply us with copies of any present or future agreements you have with your suppliers. You agree to deliver to us original title documents (e.g. certificates of title, manufacturer's statements of origin, bills of sale on any property in which we have a security interest) whenever we request. You agree to deliver these documents to us promptly.

Power of attorney. You grant us a power of attorney to execute in your name any documents we believe are necessary or helpful to perfect or protect our security interest or to sell or transfer any of the property in which we have a security interest. You agree that this power cannot be cancelled as long as you are indebted to us.

Other creditors. You agree to give us ten days written notice before obtaining floor plan financing from any other person. You also agree to give us copies of any agreements you have with other creditors.

Location of the security. You agree not to change the location or use of the property securing this loan without obtaining our written permission in advance.

Disposing of the security. You agree not to sell, transfer, or dispose of the property securing this line of credit except in the ordinary course of business, without our prior written permission. You also agree to let us receive, endorse, and apply any payments resulting from transfer or disposal of the property. You agree not to release any of the property securing this line of credit (including inventory) without our prior written permission.

Demonstrators. If you plan to use any of the property securing this line of credit as a demonstration model, you must first give us notice in writing of your intention to do so and provide us with a written description of the property to be so used.

Repairs and taxes. You agree to safeguard the property securing this loan and keep tangible property in good repair. You promise to pay all taxes, liens, and assessments on the property.

Property Insurance. You agree to maintain property insurance on the property securing this line of credit. If necessary, you agree to obtain insurance to protect the goods while in transit. You agree that between you and us, you bear all risk of loss as to the goods. You may apply for insurance through any insurer you choose, or our requirements may be satisfied by insurance you already have on the property. We have the right to reject an insurer for reasonable cause.

Policy requirements. Benefits under the insurance policy will be payable to you and to us according to our interest in the property. Any policy has to provide for at least ten days written notice of cancellation to us.

                                                         Exhibit 10.3.4 (Page 5)

Regions Bank
Floor Plan Financing Agreement
Additional Loan Terms
--------------------------------------------------------------------------------

If we buy insurance. If you don't or can't insure the property, we have the right to buy coverage insuring only our interest OR insuring both your and our interest. In either case, we may demand reimbursement from you or make an advance to pay the cost. However, we have no obligation to acquire, maintain, or replace any policy.

Proceeds of the insurance. You agree that all proceeds of credit or property insurance, including any refund of premiums, will be applied to reduce your debt to us. You also agree to let us receive, endorse, and apply any such payments.

Information about sales. At our request, you agree to tell us the name and address of any person who buys or has brought any of the goods securing this line of credit. You also agree to deliver to us all of the documents you have concerning any sale. You agree to give us this information and these documents promptly.

Your warranty on advances. You agree that you will not request an advance or cause a request to be made on your behalf unless you are in strict compliance with all of the terms of this agreement. You agree that each request by you for an advance will constitute your new promise and representation that you are in strict compliance with all terms of this agreement

Security documents and costs. You agree to sign at any time, any documents we request in order to perfect or protect our security interest. You agree to pay reasonable costs related to perfecting or protecting our security interest, including filing fees and reasonable attorney's fees. A reproduction of this signed agreement or a signed financing statement is sufficient as a financing statement. You authorize us to add any information to this agreement which would be necessary to make it an effective financing statement.

List of goods. We may, from time to time, give you a listing of the goods for which we have made an advance or a listing of the amount of the outstanding balance on your line of credit. You agree to examine this list within three business days of when you receive it and notify us immediately in writing if you claim any of the information is wrong. If you fail to notify us, you agree that you may not question or dispute the accuracy of any information on the list.

Our rights to the security. You may not take any action that would give someone else a security interest in the property securing this line of credit unless we agree in writing. You agree that our claims to the property securing this line of credit take precedence over any other claims, except those listed above. You agree that we may at any reasonable time inspect and audit the property and inspect, audit, and photocopy any documents relating to the property.

Notice of shipment or receipt of goods. At our request, you agree to give us notice of the shipment or your receipt, or both, of any goods for which we have made an advance.

Credit information. In addition to any credit reports that we usually make in the ordinary course of business, you authorize us to give any information we have about this line of credit and you to any of your present or future suppliers and other creditors.

Notices. We will send any notices to you at the address you have given us in this agreement unless you have requested that we send notices to you at a different address. You agree that we do not have to honor any request to send notices to a different address if you do not make that request in writing. We will have a reasonable time to change our records after we receive your request and may continue to send notices to your previous address until our records are changed. Until our records are changed, you agree that any notices addressed to your prior address shall be binding upon you. You agree that we have given you notice when we have deposited in the mail, postage prepaid, the notice addressed to you. You agree that any notice to us must be in writing, mailed to the address under "Place of Agreement" above and that it is not effective until we actually receive it.

Credit limit. You agree not to request or use a request to be made for advances which would exceed your available aggregate line of credit. If your aggregate line of credit is apportioned among different suppliers or among new or used goods, you also agree not to request or cause a request to be made for advances which would exceed the amount available under the applicable separate limit on your line of credit. We do not have to make any advance that would exceed any limit on all or part of your line of credit. We may, at our discretion, allow advances exceeding your available line of credit, in the aggregate or as apportioned. We do not have to allow such an advance however, even if we have done so on previous occasions.

                                                         Exhibit 10.3.4 (Page 6)

Reduction of line of credit. We can lower the amount of your line of credit whenever we sincerely believe that your ability to repay us all or part of the amount of your line of credit has changed or that the value of our security interest has changed. If we choose to reduce all or part of your line of credit (but not call your entire debt due immediately), we will notify you that your line of credit has been reduced. If you owe us an amount in excess of the reduced line of credit, you will not have any available line of credit for advances and must immediately pay us the amount in excess of the reduced line of credit.

Cancellation of line of credit. This agreement may be cancelled with or without cause, as to future advances, by either party giving the other party thirty days written notice. The agreement will continue in effect for all debt incurred before the effective date of cancellation.

Reevaluation of line of credit. We may reevaluate your line of credit at any time. You agree to supply us with any information we request relating to your creditworthiness or financial condition and the security for this agreement. If you fail to respond promptly or completely, we may immediately and without notice reduce or terminate your line of credit.

Commercial Base Rate. The Commercial Base rate is the rate announced by Regions Financial Corp. from time to time as its variable commercial lending index rate. Regions Financial Corp. determines the Commercial Base Rate at its discretion. We are an affiliate of Regions Financial Corp. The name of the announced variable commercial lending index rate may change. If the name does change, your interest rate will be dependent upon the variable commercial lending index rate as announced, whatever its new name.

About the Commercial Base Rate. The Commercial Base Rate is an index. We make loans at rates above, below, or equal to the Commercial Base Rate. We make no representation or agreement that your interest rate or finance charge is or will ever be above, below, or equal to any other customers' interest rate or finance charge.

Change of terms. You agree that we may change any term or condition of this agreement by giving you at least thirty days prior written notice. You expressly agree and understand that any such change shall be applicable to the balance outstanding as of the effective date of the change. You may refuse to accept such change and terminate your line of credit by notifying us in writing at least one day prior to the effective date of change.

Waiver of your rights. To the extent permitted by law, you individually and together waive:

* All rights of exemption under the laws of this or any other state in the property securing this line of credit
*    Notice of the acceptance of the guaranty; and
*    Demand, presentment, notice or dishonor, protest, and suit.

Your compliance. You may agree that if we do not insist upon strict compliance with the terms of this agreement, we will not have waived or otherwise given up our right to insist upon your strict compliance at a later date.

When we can call your account due. We may, to the extent permitted by law or this agreement, call your entire account immediately due and payable if you are in default. You will be in default if:

* You do not make a payment due even if we have previously allowed you to make late payments;
* You fail to perform one or more of your obligations to us, under this or any other agreement;
* You or your guarantor (s), if any, misrepresented a fact in requesting this or any other loan with us;
*    You default on any obligation to any creditor;
* You or your guarantor(s), if any, are bankrupt or insolvent, or a monetary judgment, tax lien, or garnishment is applied to one of you; or any of your property is attached;
* There is a change in the financial affairs of anyone who is liable for this line of credit that we believe will increase our risk of not being repaid;
* Any of the property securing this line of credit is lost, stolen, damaged, destroyed, sold, encumbered, seized, or attached;
* We sincerely believe that you will be unable to repay us or that our security interest is unsafe;
*    You or your guarantor(s), if any, die or cease to exist; or
* A corporation, partnership, or other entity liable for this line of credit changes its legal name without obtaining our prior written authorization, ceases doing business; is dissolved, merged, or consolidated.

                                                         Exhibit 10.3.4 (Page 7)

If we call your account due, we will have all the rights given to us under this agreement together with the rights of a secured party to declare this and all other obligations you have with us due at once.

If we call your account due, you and your guarantor(s) agree that we may immediately apply or set off any deposits or security held by us toward payment of your debt.

We may decide not to demand immediate payment or to terminate your line of credit. If we do, we still have the right to demand immediate payment or to terminate your line of credit at a later date.

Beneficiary. No third party shall have any legally enforceable right in this Agreement. Nothing contained in the Agreement shall create any contractual relationship between Regions Bank and any person or entity other than the borrower.

General Deposits. Nothing in this Agreement shall be construed to create a written agreement between the borrower and Regions Bank which would require that monies advanced pursuant to this agreement be paid only to a particular identified or identifiable person or that any such advances be made and payable only for a specific or particular purpose. Any deposits if advanced pursuant to the terms of this Agreement shall constitute general deposits and shall not constitute special deposits or deposits in escrow or trust. The parties hereto expressly disclaim any fiduciary or trust relationship between them or any third party.

Collection costs and attorney's fees. If you are in default and we have to refer your account to an attorney who is not our salaried employee to sue or take other steps to collect or secure this debt, you and your guarantor (s) agree to pay our reasonable costs, including a reasonable attorney's fee.

Unenforceable provisions. If any section of this agreement is not enforceable, that will not affect the validity of any other section. However, if the enactment of expiration of any applicable law has the effect of rendering any provision of this agreement unenforceable according to its terms, at our option, we may choose to declare your account due at once.

Damages   limited.   You  agree  that  we  are  not  liable  for  incidental  or consequential damages, including without limitation, lost sales or lost profits, arising from our breach of this agreement or our failure to make advances.


Governing law. You agree that this agreement will be interpreted under and governed by Alabama law.

Entire agreement. You agree that this written agreement plus any other documents that you signed when you signed this agreement contain the entire agreement between you and us. We have not made any promises or representations to you that are not stated in this agreement or those other documents.